As filed with the Securities and Exchange Commission on June 25, 2021.

Registration No. 333-257306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ORIGINAL BARK COMPANY

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	6770	83-4109918
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

221 Canal Street

New York, NY 10013

855-501-2275

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manish Joneja

Chief Executive Officer

221 Canal Street

New York, NY 10013

855-501-2275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to

Matthew S. Miller, Esq. General Counsel The Original BARK Company 221 Canal Street New York, NY 10013 Telephone: 855-501-2275

Melissa B. Marks, Esq.

Jeffrey R. Vetter, Esq.

Keith J. Scherer, Esq.

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1250 Broadway, 23rd Floor

New York, New York 10001

Telephone: (212) 730-8133

Fax: (877) 881-3007

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (2)	20,000,000	$10.77(8)	$215,300,000.00	$23,489.23
Common Stock, par value $0.0001 per share (3)	8,478,333	$11.50(8)	$97,500,829.50	$10,637.35
Common Stock, par value $0.0001 per share (4)	1,897,212	$1.05	$1,992,072.60	$217.34
5.50% convertible senior secured notes due 2025 (5)	$98,434,330.49(6)	—	$98,434,330.49(6)	$10,739.19
Guarantees of 5.50% convertible senior notes due 2025	—	—	—	(9)
Common Stock, par value $0.0001 per share (7)	9,843,433(7)	—	—	(7)
Total				$45,083.11(10)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become is issuable as a result of any anti-dilution provision, stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

These securities are being registered solely in connection with the resale of common stock by certain selling stockholders (the “PIPE Investors”) that purchased an aggregate of 20,000,000 shares of common stock, par value $0.0001 per share (the “common stock”) from the Registrant, pursuant to separate subscription agreements.

(3)

Consists of 8,478,333 shares of the Registrant’s common stock issuable upon exercise of warrants that were issued to stockholders in connection with the initial public offering of the Registrant. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares are being registered for issuance on this Registration Statement.

(4)

Consists of 1,897,212 shares of the Registrant’s common stock issuable upon the exercise of warrants that were assumed in the Business Combination. Each such warrant is exercisable for one share of the Registrant’s common stock at a weighted average price of $1.05 per share. These shares are being registered for resale on this Registration Statement.

(5)

Consists of the 5.50% convertible senior secured notes due 2025 (the “2025 Convertible Notes”) of Legacy BARK (including paid-in-kind interest through December 1, 2025). The 2025 Convertible Notes are being registered for resale on this Registration Statement.

(6)

Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. The maximum offering price is based on the aggregate principal and accrued interest on the 2025 Convertible Notes as of June 2, 2021.

(7)

Represents the number of shares of common stock that may be issued upon conversion of the 2025 Convertible Notes registered hereunder (including shares issuable upon the conversion of 2025 Convertible Notes issued as paid-in-kind interest through December 1, 2025). These shares are being registered for resale on this Registration Statement. As more fully described in this Registration Statement, the initial conversion rate is 100 shares of common stock per $1,000 principal amount of the Convertible Notes. The number of shares of common stock being registered represents a good faith estimate of the maximum number of shares that may be issued upon conversion of the Selling Noteholders’ 2025 Convertible Notes. The shares of common stock issued upon conversion of the 2025 Convertible Notes are not subject to an additional fee pursuant to Rule 457(i) under the Securities Act since no additional consideration will be received for the shares of common stock issuable upon conversion of the 2025 Convertible Notes.

(8)

Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock quoted on the New York Stock Exchange on June 18, 2021.

(9)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.
(10)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Barkbox, Inc.	DE	221 Canal Street New York, NY 10013	5961	45-3720765

BarkRetail, LLC	DE	221 Canal Street New York, NY 10013	5961	81-4316775

BarkPark, LLC	DE	221 Canal Street New York, NY 10013	5961	45-3720765

BARK International, LLC	DE	221 Canal Street New York, NY 10013	5961	—

The Original BARK Company Pty Ltd.	NSW	Suite 17, 2-14 Bayswater Rd Potts Point NSW 2011	5961	—

EXPLANATORY NOTE

The Original BARK Company is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-257306) solely for the purpose of adding Barkbox, Inc. as a co-registrant and updating the exhibit list. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$
Accounting fees and expenses
Legal fees and expenses
Financial printing and miscellaneous expenses

Total	$

Item 14. Indemnification of Directors and Officers.

The Original BARK Company, BarkBox, Inc., BarkRetail, LLC, BarkPark, LLC and BARK International, LLC are incorporated under the laws of the State of Delaware. The Original BARK Company Pty Ltd. is incorporated under the laws of Australia.

The Australian Corporations Act 2001 generally allows a company to indemnify its officers and directors for liability incurred in their position with the company, subject to certain exceptions, including liabilities owed to the company itself (or a related corporate body) and liabilities that arise out of a failure to act in good faith.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of BarkRetail, LLC, to the fullest extent authorized by the Delaware Limited Liability Company Act, provide for the indemnification of any member or officer or employee from any loss, damage or claim arising by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

The Original BARK Company and BarkBox, Inc.’s amended and restated bylaws provide that each will indemnify its directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the their behalf. Their amended and restated bylaws provide that they shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit them to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15.    Recent Sales of Unregistered Securities.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on December 16, 2020, Northern Star entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and Northern Star agreed to sell to the Subscribers, an aggregate of 20,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $200 million, in a private placement (the “PIPE”). The PIPE was consummated concurrently with the Closing. The shares of Common Stock issued in the PIPE were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Founder Shares

In July 2020, Northern Star issued 8,625,000 Founder Shares to the Sponsor for $25,000 in cash, at a purchase price of approximately $0.003 per share, in connection with Northern Star’s organization. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor subsequently transferred 50,000 Founder Shares to each independent director and 100,000 founder shares to Northern Star’s chief financial officer, in each case at the same per-share purchase price paid by the Sponsor. In November 2020, Northern Star’s Sponsor contributed an aggregate of 1,437,500 Founder Shares to Northern Star’s capital for no consideration, resulting in there being 7,187,500 founder shares outstanding. As a result of the underwriters’ partial exercise of the overallotment option on November 24, 2020, the Sponsor surrendered 828,750 Founder Shares for no consideration. In connection with the Business Combination, each outstanding share of Northern Star’s Class B common stock converted into one share of Northern Star’s Class A common stock at the closing, the Class B common stock ceased to exist and Northern Star has a single class of common stock. The issuance of Common Stock upon automatic conversion of the Founder Shares at the Closing was not registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Warrants

The Sponsor purchased an aggregate of 4,500,000 warrants at the closing of Northern Star’s initial public offering and 58,000 warrants at the closing of the underwriter’s partial exercise of its over-allotment option, in each case at a price of $1.50 per Warrant (for a total purchase price of $6,837,000) from Northern Star on a private placement basis. The warrants are identical to the warrants included in the units sold in Northern Star’s initial public offering except that the warrants: (i) are not redeemable by Northern Star, and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus for Northern Star’s initial public offering, so long as they are held by the initial purchasers or any of their permitted transferees. If the warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by Northern Star and exercisable by the holders on the same basis as the warrants included in the units being sold in its initial public offering. Each warrant entitles the holder thereof to purchase one share of our Common Stock at an exercise price of $11.50 per share. The sales of the warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The following list sets forth information regarding all unregistered securities sold by Legacy BARK in the three years preceding this registration statement. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

Stock Plan Related Issuances

(a) From June 21, 2018 through June 21, 2021, Legacy BARK granted to its directors, officers, employees, consultants and other service providers stock options to purchase an aggregate of 2,657,422 shares of common stock upon the exercise of options under the 2011 Stock Plan at exercise prices per share ranging from $8.85 to $92.84, for an aggregate exercise price of approximately $63.56 million.

(b) From June 21, 2018 through June 21, 2021, Legacy BARK issued an aggregate of 606,737 shares of common stock upon the exercise of options, at exercise prices ranging from $0.20 to $86.90 per share, for an aggregate exercise price of approximately $2.70 million.

(c) From June 21, 2018 through June 21, 2021, Legacy BARK granted to its directors, officers, employees, consultants and other service providers an aggregate of 229,282 shares of restricted common stock, for an aggregate value of approximately $3.12 million.

Sales of Warrants, Common Stock and Convertible Debt

(d) In December 2018, Legacy BARK issued warrants to acquire an aggregate of 179,366 shares of its common stock at an exercise price of $8.85 per share for an aggregate exercise price of approximately $1.59 million. In December 2018, Legacy BARK issued warrants to acquire an aggregate of 26,015 shares of its common stock at an exercise price of $9.61 per share for an aggregate exercise price of approximately $0.25 million.

(e) On April 8, 2021, Legacy BARK issued 23,500 shares of common stock upon the exercise of warrants with an exercise price of $3.32 and on May 25, 2021, Legacy BARK issued 2,940 shares of common stock upon the exercise of warrants with an exercise price of $8.85, for an aggregate exercise price of approximately $0.08 million.

(f) On December 19, 2019, Legacy BARK issued convertible promissory notes in aggregate principal amount of $3,866,663.

(g) On March 31, 2020, Legacy BARK issued convertible promissory notes in aggregate principal amount of $3,300,000.

(h) On November 27, 2020, Legacy BARK issued $75,000,000 in aggregate principle amount of 5.50% Convertible Secured Notes due 2025.

No underwriters were involved in the foregoing issuances of securities. The offers, sales and issuances of the securities described in Items (a), (b) and (c) above were exempt from registration under the Securities Act under either (1) Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or (2) Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of such securities were Legacy BARK’s directors, officers, employees, consultants or other service providers and received the securities under the 2011 Stock Incentive Plan. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

The offers, sales and issuances of the securities described in Items (d), (e), (f), (g) and (h) above were exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited person and had adequate access, through employment, business or other relationships, to information about Legacy BARK.

Item 16.    Exhibits and Financial Statements.

(a)    Exhibits.

Exhibit No.	Description	Included	Form	Filing Date
2.1*	Agreement and Plan of Reorganization, dated as of December 16, 2020, by and among Northern Star Acquisition Corp., NSAC Merger Sub Corp. and Barkbox, Inc.	By Reference	8-K	December 17, 2020

3.1	Second Amended and Restated Certificate of Incorporation.	By Reference	S-1	June 22, 2021

3.2	Amended and Restated Bylaws.	By Reference	S-4	February 1, 2021

3.3	Limited Liability Company Agreement of BarkRetail, LLC	By Reference	S-1	June 22, 2021

3.4	Limited Liability Company Agreement of BarkPark, LLC	By Reference	S-1	June 22, 2021

3.5	Limited Liability Company Agreement of Bark International, LLC	By Reference	S-1	June 22, 2021

3.6	Certificate of Registration of The Original BARK Company Pty Ltd.	By Reference	S-1	June 22, 2021

3.7	Third Amendment to Amended and Restated Certificate of Incorporation of Barkbox, Inc.	By Reference	S-1	June 22, 2021

3.8	Bylaws of Barkbox, Inc.	By Reference	S-1	June 22, 2021

4.2	Specimen Share Certificate.	By Reference	S-1	October 14, 2020

4.3	Specimen Warrant Certificate.	By Reference	S-1	October 14, 2020

Exhibit No.	Description	Included	Form	Filing Date

4.4	Warrant Agreement, dated as of November 10, 2020, between Continental Stock Transfer & Trust Company and the Registrant	By Reference	S-1	November 13, 2020

4.5	Indenture, dated as of November 27, 2020, between Barkbox, Inc. and U.S. Bank National Association, as Trustee and Collateral Agent.	By Reference	S-4	February 1, 2021

4.6	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated July 21, 2015	By Reference	S-4	February 1, 2021

4.7	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated April 1, 2016	By Reference	S-4	February 1, 2021

4.8	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated December 3, 2018	By Reference	S-4	February 1, 2021

4.9	Form of Warrant to purchase shares of Barkbox, Inc. preferred stock dated October 12, 2017	By Reference	S-4	February 1, 2021

4.10	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated December 7, 2018	By Reference	S-4	February 1, 2021

4.11	Omnibus Amendment to Warrants to purchase shares of Barkbox, Inc. stock dated July 31, 2020	By Reference	S-4	February 1, 2021

4.13	First Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other signatories thereto, dated December 20, 2016	By Reference	S-4	February 1, 2021

4.14	Second Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other parties thereto, dated November 27, 2020	By Reference	S-4	February 1, 2021

4.15	Third Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other parties thereto, dated December 16, 2020	By Reference	S-4	February 1, 2021

4.16	Description of Registrant’s Securities	By Reference	10-K	June 7, 2021

4.17	Supplemental Indenture #1, dated as of April 30, 2021, between Legacy BARK, BarkPark, LLC and BarkRetail, LLC	By Reference	S-1	June 22, 2021

4.18	Supplemental Indenture #2, dated as of June 2, 2021, between BARK, Bark International, LLC and The Original Bark Company Pty Ltd	By Reference	S-1	June 22, 2021

4.19	Security Agreement, dated as of November 27, 2020, by and among Legacy BARK, the Guarantors from time to time party thereto and U.S. Bank National Association	By Reference	S-1	June 22, 2021

4.20	Additional Grantor Joinder Agreement, dated as of June 2, 2021, by and among Legacy BARK, the Guarantors from time to time party thereto and U.S. Bank National Association	By Reference	S-1	June 22, 2021

Exhibit No.	Description	Included	Form	Filing Date

4.21	Subordination Agreement, dated November 27, 2020, by and among Legacy BARK, BarkRetail, LLC, BarkPark, LLC, U.S. Bank National Association and Western Alliance Bank	By Reference	S-1	June 22, 2021

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.	By Reference	S-1	June 22, 2021

5.2+	Opinion of Rutan & Tucker, LLP	Filed Herewith

5.3+	Opinion of Teddington Legal	Filed Herewith

10.1	Form of Subscription Agreement.	By Reference	8-K	December 17, 2020

10.3	Amended and Restated Registration Rights Agreement.	By Reference	S-4	April 6, 2021

10.4	Form of Northern Star Lock-Up Agreement.	By Reference	S-4	February 1, 2021

10.5	Form of Barkbox, Inc. Stockholder Lock-Up Agreement.	By Reference	S-4	February 1, 2021

10.6	Form of Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.	By Reference	S-1	October 14, 2020

10.7	Investment Management Trust Agreement, dated as of November 10, 2019, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	November 13, 2020

10.8	Registration Rights Agreement, dated as of November 10, 2020, with each of the Registrant’s initial shareholders, officers and directors.	By Reference	8-K	November 13, 2020

10.9#	Barkbox, Inc. Stock Incentive Plan	By Reference	S-4	February 1, 2021

10.10#	2021 Equity Incentive Plan	By Reference	S-4/A	May 10, 2021

10.11#	2021 Employee Stock Purchase Agreement	By Reference	S-4/A	May 10, 2021

10.12	Indemnity Agreement	By Reference	S-4	February 1, 2021

10.13	Loan and Security Agreement, dated as of October 12, 2017, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.14	Loan and Security Agreement Modification, dated as of November 20, 2017, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.15	Second Loan and Security Agreement Modification, dated as of April 20, 2018, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

Exhibit No.	Description	Included	Form	Filing Date

10.16	Third Loan and Security Agreement Modification, dated as of December 3, 2018, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.17	Fourth Loan and Security Agreement Modification, dated as of December 7, 2018, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.18	Fifth Loan and Security Agreement Modification, dated as of October 7, 2019, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.19	Sixth Loan and Security Agreement Modification, dated as of February 25, 2020, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.20	Seventh Loan and Security Agreement Modification, dated as of July 31, 2020, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.21	Form of Convertible Secured Note due 2025 (included in Exhibit 4.5).	By Reference	S-4	February 1, 2021

10.22A#	Letter re: Offer of Employment by and between Barkbox, Inc. and Manish Joneja, dated July 15, 2020	By Reference	S-4	February 1, 2021

10.22B#	Amendment No. 1 to the Offer Letter by and between Barkbox, Inc. and Manish Joneja, dated February 4, 2021	By Reference	S-4	March 8, 2021

10.23#	Offer Letter by and between Barkbox, Inc. and Matt Meeker, dated January 21, 2013	By Reference	S-4	February 1, 2021

10.24#	Offer Letter by and between Barkbox, Inc. and Michael Novotny, dated July 3, 2015	By Reference	S-4	February 1, 2021

10.25#	Offer Letter by and between Barkbox, Inc. and John Toth, dated November 29, 2016	By Reference	S-4	February 1, 2021

10.26#	Independent Contractor Agreement by and between Barkbox, Inc. and Prehype LLC, dated January 1, 2012	By Reference	S-4	February 1, 2021

10.27#	First Amendment to Statement of Work No. 1 Under the Undependent Contractor Agreement by and between Barkbox, Inc. and Prehype LLC, dated January 1, 2012	By Reference	S-4	February 1, 2021

10.28	Lease Agreement by and between Barkbox, Inc. and 221 Canal Street LLC, dated September 16, 2013.	By Reference	S-4	February 1, 2021

Exhibit No.	Description	Included	Form	Filing Date

10.29	Eighth Loan and Security Agreement Modification, dated as of November 27, 2020, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.30	Ninth Loan and Security Agreement Modification, dated as of January 22, 2021, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission dated June 17, 2021.	By Reference	8-K	June 21, 2021

21.1	Subsidiaries of the Registrant.	By Reference	10-K	June 7, 2021

22.1	List of Guarantor Subsidiaries	By Reference	S-1	June 22, 2021

23.1	Consent of Marcum LLP.	By Reference	S-1	June 22, 2021

23.2	Consent of Deloitte & Touche LLP.	By Reference	S-1	June 22, 2021

23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).	By Reference	S-1	June 22, 2021

23.4+	Consent of Rutan & Tucker, LLP (included in Exhibit 5.2)	Filed Herewith

23.5+	Consent of Teddington Legal (included in Exhibit 5.3)	Filed Herewith

24.1	Power of Attorney (including on the signature page of this registration statement).	By Reference	S-1	June 22, 2021

25.1	Form T-1 Statement of Eligibility and Qualification respecting the Indenture	By Reference	S-1	June 22, 2021

*

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

#	Indicates management contract or compensatory plan or arrangement.
+	To be filed by amendment.
(b)

Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 25, 2021.

THE Original BARK COMPANY

By:	/s/ John Toth
John Toth
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 25, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2021

* Matt Meeker	Executive Chairman	June 25, 2021

* Jonathan J. Ledecky	Director	June 25, 2021

* Joanna Coles	Director	June 25, 2021

* Jim McGinty	Director	June 25, 2021

* Elizabeth McLaughlin	Director	June 25, 2021

*By:	/s/ John Toth
Name: John Toth
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 25, 2021.

BARKBOX, INC.

By:	/s/ John Toth
John Toth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 25, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2021

* Matt Meeker	Executive Chairman	June 25, 2021

*By:	/s/ John Toth
Name: John Toth
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 25, 2021.

BARKRETAIL, LLC
By: BARKBOX, INC., its Sole Member

By:	/s/ John Toth
John Toth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matt Meeker Matt Meeker	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 25, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 25, 2021.

BARKPARK, LLC
By: BARKBOX, INC., its Sole Member

By:	/s/ John Toth
John Toth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 25, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2021

* Matt Meeker	Executive Chairman	June 25, 2021

*By:	/s/ John Toth
Name: John Toth
Title: Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 25, 2021.

BARK INTERNATIONAL, LLC
By: BARKBOX, INC., its Sole Member

By:	/s/ John Toth
John Toth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 25, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2021

* Matt Meeker	Executive Chairman	June 25, 2021

*By:	/s/ John Toth
Name: John Toth
Title: Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 25, 2021.

THE ORIGINAL BARK COMPANY PTY LTD.

By:	/s/ Matt Miller
Matt Miller
Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Whitney Komor	Director, Company Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 25, 2021

/s/ Matt Miller Matt Miller	Authorized Representative in the United States	June 25, 2021

*By:	/s/ Matt Miller
Name: Matt Miller
Title: Attorney-in-fact